BRIGGS
BUNTING &
DOUGHERTY, LLP

Certified Public Accountants and Business Advisors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 26, 2001, accompanying the September 30, 2001 financial statements of Capstone Social Ethics and Religious Values Fund (comprising respectively, the Money Market Fund, the Short-Term Bond Fund, the Bond Fund, the Large Cap Equity Fund, the Small Cap Equity Fund, and the International Fund) which are incorporated by reference in Part B of the Post-Effective Amendment to the Fund's Registration Statement and Prospectus on Form N-1A which is incorporated by reference in this Combined Proxy Statement and Prospectus on Form N-14. We consent to the use of the aforementioned report in the Combined Proxy Statement and Prospectus. We also consent to the reference to our firm in Appendix B in the Combined Proxy Statement and Prospectus.

                                                                                BRIGGS, BUNTING & DOUGHERTY, LLP
                                                                                /s/ Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
September 16, 2002